UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2006

ROTONICS MANUFACTURING INC.

(Exact name of registrant as specified in its charter)

1-9429

(Commission File Number)

Delaware	36-2467474
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

17022 S. Figueroa Street, Gardena, California  90248

(Address of principal executive offices, with zip code)

(310) 538-4932

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 29, 2006, Rotonics Manufacturing Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rotonics Holding Corporation (“Buyer”) and a wholly owned subsidiary of the Buyer (“Merger Sub”).  Under the Merger Agreement, Buyer would acquire 75% of the outstanding capital stock of Rotonics (including all shares held by the public) through a merger (the “Merger”) of Rotonics with and into a subsidiary of Buyer (“Merger Sub”) at $3.00 per share in cash.  Buyer is a Minnesota corporation newly formed by Spell Capital Partners Fund III, L.P. and affiliated entities.

As required by the merger proposal made by Spell Capital Partners, Mr. McKinniss, Chief Executive Officer of Rotonics will contribute 25% of the outstanding shares of Rotonics to Buyer in exchange for the 25% of the outstanding capital stock of Buyer pursuant to a Share Exchange and Voting Agreement (the “Voting Agreement”) entered into simultaneously with the execution of the Merger Agreement. Pursuant to the Voting Agreement, Mr. McKinniss is required to indemnify Buyer against losses incurred by Buyer as a result of certain breaches by Rotonics of representations, warranties and covenants contained in the Merger Agreement in an amount up to $1,000,000.

Upon completion of the Merger, all of the issued and outstanding shares of Rotonics’ common stock will be converted into the right to receive $3.00 in cash without interest (other than shares of Rotonics’ common stock contributed by Mr. McKinniss to Buyer and shares held by Rotonics’ stockholders who perfect their appraisal rights under Delaware law).  The transaction price of $3.00 per share represents a premium of $0.50 per share, or 20%, over the $2.50 closing price of Rotonics’ stock on August 29, 2006, the day of the execution of the Merger Agreement.  Following completion of the Merger, Rotonics will continue its operations as a privately held company.

The Merger, which is anticipated to be completed by the end of 2006, is subject to the receipt of financing necessary to complete the transaction on terms acceptable to Buyer, the approval of Rotonics’ stockholders and other customary conditions.   A Special Committee of Rotonics’ Board of Directors unanimously approved the transaction.  The transaction was also approved by Rotonics’ entire Board of Directors, with Mr. McKinniss and Mr. Marc Berman abstaining.

The Merger Agreement contains certain termination rights for both Rotonics and Buyer, and further provides that, upon termination of the Merger Agreement under specified circumstances, Rotonics may be required to pay to Buyer an amount equal to (1) the out-of-pocket expenses of Buyer and its affiliates related to the Merger and any related financing up to $500,000 or (2) a fee equal to $1,500,000.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Pursuant to the Voting Agreement, Mr. McKinniss has agreed to (a) vote his shares: (i) in favor of the adoption of each of the Company Proposals as defined in the Merger Agreement, (ii) against any proposal relating to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Rotonics under the Merger Agreement or which would result in any of the conditions to Rotonics’ obligations under the Merger Agreement not being fulfilled, (iii) in favor of any other matter relating to the consummation of the transactions contemplated by the Merger Agreement, and (iv)  against any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the transactions contemplated by the Merger Agreement; and (b) granted irrevocable proxy to Buyer granting Buyer the right to vote such shares as specified in clause (a).  This proxy terminates upon the earlier to occur of: (i) termination of the Merger Agreement; and (ii) four months from the date of the Voting Agreement.

As a condition of the Merger, Mr. McKinniss will also enter into an Employment Agreement with Rotonics and a Shareholders’ Agreement with Buyer.

In addition, on August 29, 2006, the Board of Directors of Rotonics approved a letter agreement with Berman Capital, LLC, a financial advisor to Rotonics, that provides for a payment of up to $352,480 upon successful completion of the Merger.  Mr. Berman, a director of Rotonics, is a principal of Berman Capital, LLC.

AVAILABILITY OF PROXY STATEMENT; PARTICIPANTS IN SOLICITATION

Rotonics stockholders are not being asked to take any action at this time.  It is anticipated that a Special Meeting of the stockholders of Rotonics will be held in the fourth calendar quarter of 2006 to consider the Merger, with the exact timing dependent on the completion of necessary filings.

This press release may be deemed to be solicitation material in respect of the proposed Merger.  Rotonics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rotonics stockholders in connection with the Merger.  Information about the directors and executive officers of Rotonics and their ownership of Rotonics stock is set forth in the proxy statement for Rotonics’ 2005 Annual Meeting of Stockholders and will be set forth in the proxy statement relating to the Special Meeting.

In connection with the proposed Merger, Rotonics plans to file a preliminary proxy statement on Schedule 14A and Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission.  The information contained in such preliminary filings will not be complete and may be changed.  The definitive proxy statement will be mailed to the stockholders of Rotonics containing information about Rotonics, Buyer, Merger Sub, Mr. McKinniss, the Merger and related matters.  STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND SCHEDULE 13E-3 CAREFULLY WHEN THEY ARE AVAILABLE, AS SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.

Rotonics will provide stockholders with copies of the definitive proxy statement when it becomes available, free of charge.  In addition, documents filed by Rotonics with the SEC will be available free of charge at the SEC’s website at www.sec.gov.  Stockholders may also obtain copies of these documents without charge by requesting them in writing from Rotonics Manufacturing Inc., 17022 S. Figueroa Street, Gardena, CA  90248, Attention: Douglas Russell, or by telephone at 310-538-4932.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated August 29, 2006, by and among Rotonics Manufacturing, Inc., RMI Minnesota Corporation and Rotonics Holding Corporation
2.2	Share Exchange and Voting Agreement dated August 29, 2006
99.1	Press Release dated August 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTONICS MANUFACTURING, INC.

Date: August 30, 2006	By:	/s/ Sherman McKinniss
Sherman McKinniss, President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 29, 2006, by and among Rotonics Manufacturing, Inc., RMI Minnesota Corporation and Rotonics Holding Corporation
2.2	Share Exchange and Voting Agreement dated August 29, 2006
99.1	Press Release dated August 29, 2006